WAIVER

     Waiver (this "Waiver"), dated as of September 1, 1996 among ITHACA HOLDINGS, INC. ("Holdings"), ITHACA INDUSTRIES, INC. (the "Borrower"), the various lending parties hereto (the "Banks"), CANADIAN IMPERIAL BANK OF COMMERCE, acting through one or more of its agencies, branches or affiliates, and KLEINWORT BENSON LIMITED, as Co-Agents (in such capacity, the "Co-Agents"), and BANKERS TRUST COMPANY, as Agent (in such capacity, the "Agent"). All capitalized terms used herein and not otherwise defined herein shall have the respective means provided such terms in the Credit Agreement referred to below.

                                   WITNESSETH:

     WHEREAS, Holdings, the Borrower, the Banks, the Co-Agents and the Agent are parties to Credit Agreement, dated as of December 1, 1992 (as amended, modified or supplemented through the date hereof, the "Credit Agreement"); and

     WHEREAS, the parties hereto wish to waive the Events of Default which have arisen, or may arise, under Sections 4.02(c), 8.01(e), 9.10, 9.11 or 9.12 of the Credit Agreement as herein provided;

     NOW, THEREFORE, it is agreed:

     1. Waiver. Effective as of the Waiver Effective Date (as hereinafter defined):

     a. The Banks hereby waive for the period from and after September 1, 1996 through and including October 31, 1996 (as the same may be earlier terminated pursuant to paragraph 1(d) hereof, the "Wavier Period") any Event of Default that may have arisen solely under Sections 9.10, 9.11 or 9.12 of the Credit Agreement for the Borrower's fiscal quarters ending July 28, 1995, October 27, 1995, May 3, 1996 and August 2, 1996 and fiscal year ending January 31, 1996, it being understood and agreed that in no event during the Waiver Period shall (i) the aggregate amount of Letter of Credit Outstandings exceed $10,000,000 and (ii) the aggregate outstanding principal amount of Revolving Loans and Swingline Loans exceed (x) $28,000,000 minus (y) the sum of (aaa) the Excess Letter of Credit Amount plus (bbb) the Commitment Reduction Amount. "Excess Letter of Credit Amount" shall mean, at any time, the aggregate amount of the Letter of Credit Outstandings, if any, in excess of $9,645,767.79.

     b. The Banks hereby waive during the Waiver Period the Events of Default arising solely by reason of the Borrower's failure to make the payments of principal of the Term Loans as and when due on January 31, 1996, April 30, 1996 and July 31, 1996 (the "Due Dates") under Section 4.02(c) of the Credit Agreement (the "Deferred Principal Payments"); provided, however, that the Deferred Principal Payments shall be due and payable on October 31, 1996, together with the excess of (i) interest accrued thereon from and after the respective Due Dates at the rate set forth in Section 1.08(c) of the Credit Agreement over
          (ii) interest paid thereon pursuant to paragraph 5(d) of each of this Waiver, the Waiver dated as of July 1, 1996 among Holdings, the Borrower, the Required Banks, the Agent and the Co-Agents (the "July Waiver"), the Waiver dated as of March 31, 1996 among Holdings, the Borrower, the Required Banks, the Agent and the Co-Agents (the "March Waiver") and the Waiver dated as of January 30, 1996 among Holdings, the Borrower, the Required Banks, the Agent and the Co-Agents (the "January Waiver"), as applicable, it being understood and agreed that any Event of Default arising solely by reason of the Borrower's failure to pay interest due on August 31, 1996 pursuant to the proviso to paragraph 1(b) of the July Waiver is hereby waived.

     c. The Banks hereby waive during the Waiver Period any Event of Default that may have arisen solely by reason of the Borrower's failure to deliver a budget as and when due under Section 8.01(e) of the Credit Agreement.

     d. Notwithstanding the foregoing, the waiver set forth in this paragraph 1, and the confirmation set forth in paragraph 2 hereof, shall expire and the Waiver Period shall terminate, in each case automatically and without necessity of further action by any Person, in the event that
          (i) the representations and warranties set forth in paragraph 4 hereof shall prove to be untrue or incorrect, (ii) the Borrower shall breach any covenant or agreement set forth in paragraph 5 hereof or (iii) any other Event of Default shall occur under the Credit Agreement, unless the same shall have been waived in writing in accordance with the terms of the Credit Agreement.

     2. Confirmation. Effective as of the Waiver Effective Date, the Banks (including without limitation BTCo) hereby confirm that, subject to paragraph 1 above and Sections 2 and 6 of the Credit Agreement, BTCo shall, at the request of the Borrower made during the Waiver Period, renew or extend any and all Letters of Credit the stated maturity of which occurs, or that would otherwise expire or mature, during the Waiver Period.

     3. Waiver Effective Date. This Waiver shall become effective on the first date (the "Waiver Effective Date" ) by which Holdings, the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the Agent at the Notice Office.

     4. Representations and Warranties. In order to induce the Banks to enter into this Waiver, the Borrower hereby represents and warrants that (a) no Default or Event of Default exists as of the Waiver Effective Date after giving effect to this Waiver, (b) all of the representations and warranties contained in the Credit Agreement shall be true and correct in all material respects as of the Waiver Effective Date after giving effect to this Waiver, with the same effect as though such representations and warranties had been made on and as of the Waiver Effective Date (it being understood that any representation or warranty made as of a specific date shall be required to be true and correct in all material respects only as of such specific date) and (c) the Borrower is in compliance with all of the terms of the December, January, March and July Waivers (except as expressly modified herein).

     5. Covenants. In order to induce the Banks to enter into this Waiver, the Borrower hereby covenants and agrees as follows:

     a. Accounts. The Borrower and its Subsidiaries shall:

     i. Except for deposit and other bank accounts at the institutions set forth on Schedule A to the January Waiver ("Excepted Accounts"), maintain all of their respective active deposit and other bank accounts ("Accounts") (x) as collateral accounts (collectively, the "First Union Collateral Account") at First Union National Bank of North Carolina, as cash collateral agent (the "Cash Collateral Agent") pursuant to the Cash Collateral Agreement dated as of December 4, 1995 (the "Cash Collateral Agreement") between the Borrower and the Cash

          Collateral Agent, and/or (y) as collateral accounts at one or more other banks reasonably acceptable to the Required Banks (such other banks, collectively, an "Alternative Bank"), and in the event that such deposits shall be maintained at any such other Alternative Bank, the Borrower shall have conveyed to such Alternative Bank for the ratable benefit of the Secured Creditors (as defined in the Cash Collateral Agreement), a lien on the security interest in such Accounts and the funds and other property therein, pursuant to agreements in form and substance reasonably satisfactory to the Required Banks; provided, however, that the Borrower shall (x) not maintain balances in (aa) the Excepted Accounts and Transferred Accounts (as such term in defined in the January Waiver) in excess of $600,000 in the aggregate at any one time and (bb) an Excepted Account or Transferred Account in any amount unless the Local Bank (as defined in the January Waiver) or the bank holding the Transferred Account, as applicable, shall have executed the delivered a Letter Agreement (as defined in the January Waiver) with respect thereto, provided that
          (xx) with respect to Excepted Accounts other than the two Accounts identified on Schedule A to the January Waiver as being located in Honduras (the "Honduras Accounts"), this clause (x) (bb) shall apply only to Excepted Accounts having $25,000 or more on deposit at any time from and after the January Waiver Effective Date and (yy) with respect to the Honduras Accounts, the Borrower and its Subsidiaries shall use their respective best efforts to have the Local Bank holding such Accounts execute and deliver a Letter Agreement and shall not, unless and until a Letter Agreement shall have been so executed and delivered, maintain balances in such Accounts in excess of $200,000 in the aggregate for more than two consecutive Business Days and (y) take any other action with respect thereto reasonably requested by the Agent, the Co-Agents or the Cash Collateral Agent; provided, further, that (xxx) so long as an Event of Default has occurred and is continuing, which Event of Default has not been waived under the terms of the Credit Agreement, the Cash Collateral Agent may deliver the written instructions referred to in the Letter Agreement directing that the funds and other property in the Excepted Accounts or Transferred Accounts be paid to the Cash Collateral Agent, which funds shall then be distributed or otherwise dealt with on accordance with the terms of the Cash Collateral Agreement and the Security Agreement, dated as of December 10, 1992, as amended, between the Borrower and Bankers Trust Company, as Collateral Agent and (yyy) nothing herein shall be deemed to prohibit the Borrower from, at its option at any time, terminating an Excepted Account or Transferred Account and transferring the funds therein to the First Union Collateral Account or another Transferred Account with respect to which a Letter Agreement has been executed and delivered;

     ii. Deposit cash receipts into, and make cash disbursement out of, the Accounts and (subject to the limitation on balances set forth in clause (x) to the first proviso above) the Excepted Accounts and Transferred Accounts, in each case in the ordinary course of business; and

     iii. Not hold cash or Cash Equivalents in excess of $5,000,000 in the aggregate (aa) for any period of more than two consecutive Business Days from and after the Waiver Effective Date through and including October 23, 1996 and (bb) for more than one Business Day from and after October 24, 1996 through and including October 31, 1996.

     b.   Reporting Requirements. The Borrower shall furnish to each Bank:

          i. On the second Business Day of each week (the "Delivery Day") during the Waiver Period (w) projections showing (on a daily basis for such week and the immediately succeeding week, and on a weekly basis thereafter) anticipated cash receipts and disbursements, Revolving Loans, Swingline Loans and Letter of Credit Outstandings for the four-week period commencing on the Business Day immediately preceding the Delivery Day, (x) a statement of such information on a historical basis for the immediately preceding week, (y) a statement of outstanding accounts receivable and, to the best extent practicable, accounts payable, in each case as of the end of the immediately preceding week, and all reserves applicable to such accounts receivable, together with an aging report on such accounts receivable and, to the best extent practicable, accounts payable and (z) such other information pertaining to any of the foregoing as any Bank my reasonably request;

          ii. On the fifteenth Business Day of each month during the Waiver Period, (x) a Borrowing Base Certificate in the form of Exhibit K to the Credit Agreement for the immediately preceding month, including a breakdown of inventory showing the amounts thereof comprising work in process, raw materials and finished goods and
               (y) such other information pertaining thereto as any Bank may reasonably request; and

          iii. To the best extent practicable, on the twentieth Business Day of each month during the Waiver Period, but in no event later than the date of delivery of the monthly reports required by Section 8.01(a) of the Credit Agreement, (x) a breakdown reflecting (aa) inventory by location, (bb) the ten largest accounts payable by payee, (cc) overhead expenditures by category and (dd) a preliminary estimate of Consolidated EBITDA and (y) an officers' certificate (aa) describing in reasonable detail the Borrower's progress in selling the "assets held for disposition" as described in the Borrower's "FY 1997-FY 1999 Business Plan," dated March 12, 1996 (as revised, the "Business Plan") and the net book value and sales prices of the assets sold and (bb) demonstrating the Borrower's and its Subsidiaries' compliance with paragraphs 5(i) and (j) hereof.

     c. Ithaca Professionals; Aggregate Fees and Expenses. The Borrower shall provide the Banks with reasonable access (subject to the
          attorney-client   privilege)  to  Alvarez  &  Marsal  ("A&M"),  Arthur
          Andersen LLP ("AA") and all other professionals retained by the Borrower (A&M, AA and such other professionals, collectively, the "Ithaca Professionals") as and when requested by the Banks. The Borrower shall continue to discuss with the Banks and appropriate rationalization of the costs and activities of the Ithaca Professionals (so as to prevent or eliminate any unnecessary overlap). Without limiting the generality of the immediately preceding sentence, the Borrower shall not pay, or become obligated to pay, aggregate professional fees and expenses (including all such fees and expenses for Ithaca Professionals and for professionals referred to in paragraph 5(f) hereof) in excess of $1,600,000 for the Waiver Period.

     d.   Base Rate Loans; Interest Payments. During the Waiver Period:

          i.   Each outstanding Loan shall be, and remain, a Base Rate Loan; and

          ii. The Borrower shall pay accrued (and theretofore unpaid) interest on each Base Rate Loan on the last Business Day of each month, at the rate set forth in Section 1.08(a) of the Credit Agreement.

     e. Subordinated Interest Payment. If the Borrower or any of its Subsidiaries makes all or any portion of the interest payments due December 15, 1995 and June 15, 1996 under the New Subordinated Note Indenture, the Borrower shall have received (prior thereto or contemporaneously therewith) a subordinated, unsecured loan for an equal amount of immediately available funds from, or on behalf of, Holdings or any Affiliate thereof (other than the Borrower or its Subsidiaries) pursuant to a promissory note in form and substance reasonably satisfactory to the Required Banks, the parties hereto acknowledging and agreeing that the issuance of such promissory note, and the Borrower's incurrence of indebtedness thereunder, shall not constitute a Default or Event of Default; provided, however, that in no event shall (i) interest, principal, fees or other amounts on or in respect of such loan be payable or paid, nor shall such loan otherwise mature, prior to the payment in full of the Obligations (as defined in the Cash Collateral Agreement) or (ii) such promissory note contain representations, warranties, covenants, events of default or other terms or provisions more restrictive than those set forth in the Credit Agreement as the same may be amended, modified or otherwise waived from time to time; provided, further, that if the Borrower elects not to make, or not to cause any of its Subsidiaries to make, such interest payment, no Default or Event of Default shall have been caused thereby unless and until the Indebtedness under the New Subordinated Note Indenture shall have become due prior to its stated maturity by reason of such failure, or any holder (a "Subordinated Holder") of such Indebtedness (or the indenture trustee under the New Subordinated Note Indenture (the "Subordinated Indenture Trustee")) shall have exercised any remedy under the New Subordinated Note Indenture, or otherwise shall have initiated any legal proceeding, in respect of, or relation to, such failure.

     f. Fees and Expenses of Subordinated Holders. The Borrower shall not, and shall not permit any of its Subsidiaries to, pay, or obligate itself to pay, the fees and expenses of any Subordinated Holder, the Subordinated Indenture Trustee, any formal or informal committee of Subordinated Holders or their respective professionals (including without limitation counsel, financial advisers and/or accountants), in excess of, in the aggregate for all of the foregoing, $150,000 (plus $8,500 solely for the Subordinated Indenture Trustee) for each 30-day period during the Waiver Period.

     g. Sales of Assets. If the Borrower or any of its Subsidiaries sells inventory, accounts receivable or other assets ("Asset Sales") during the Waiver Period outside of the ordinary course of business (other than sales of "assets held for disposition" as described in the Business Plan), an amount equal to 100% of the Net Sale Proceeds thereof shall be paid as a mandatory repayment of principal of outstanding Loans and applied in accordance with paragraph 6(a) hereof; provided, however, that the foregoing shall not apply to sales permitted under Sections 9.02(ii), 9.02(vi) or 9.02(vii) of the Credit Agreement and generating aggregate proceeds from and after the Waiver Effective Date not in excess of (x) the First Sale Amount (as hereinafter defined) under such Section 9.02(ii) and (y) the Second Sale Amount (as hereinafter defined) under such Section 9.02(vi) and 9.02(vii). "First Sale Amount" means $275,000 minus the proceeds of Asset Sales received during the period of time covered by the December Waiver (as hereinafter defined), the January Waiver, the March Waiver and the July Waiver not applied, pursuant to clause (x) of the proviso to paragraph 4(g) of the December Waiver, clause (x) of the proviso to paragraph 5(g) of the January Waiver, clause (x) of the proviso to paragraph 5(g) of the March Waiver or clause (x) of the proviso to paragraph 5(g) of the July Waiver, to the repayment of principal of outstanding Term Loans. "Second Sale Amount" means $250,000 minus the proceeds of Asset Sales received during the period of time covered by the December Waiver, the January Waiver, the March Waiver and the July Waiver not applied, pursuant to clause (y) of the proviso to paragraph 4(g) of the December Waiver, clause (y) of the proviso to paragraph 5(g) of the January Waiver, clause (y) of the proviso to paragraph 5(g) of the March Waiver or clause (y) of the proviso to paragraph 5(g) of the July Waiver, to the repayment of principal of outstanding Term Loans. "December Waiver" means that certain Waiver, dated as of December 4, 1995, among Holdings, the Borrower, the Required Banks, the Agent and the Co-Agents.

     h. No Dividends. During the Waiver Period, the Borrower shall not, and shall not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of it Subsidiaries, except that any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower.

     i. EBITDA. The Borrower will not permit Consolidated EBITDA for the periods commencing on February 1, 1996 and ending at the end of each of the fiscal months set forth in column 1 below to be less than the amount set forth in column 2 below:

                 1                                     2
               -----                                 -----
            April 1996                          $  6,724,000
            May 1996                               8,236,000
            June 1996                              9,401,000
            July 1996                             11,736,000
            August 1996                           12,783,000
            September 1996                        13,658,000
            October 1996                          14,655,000

     j. Capital Expenditures. The Borrower will not, and will not permit any of its Subsidiaries to, make aggregate Capital Expenditures during the periods commencing on February 1, 1996 and ending at the end of each of the fiscal months set forth in column 1 below, in excess of the amounts set forth in column 2 below:

                 1                                     2
               -----                                 -----
            February 1996                        $   600,000
            March 1996                             1,200,000
            April 1996                             1,800,000
            May 1996                               2,400,000
            June 1996                              3,000,000
            July 1996                              3,500,000
            August 1996                            4,000,000
            September 1996                         4,500,000
            October 1996                           5,000,000

     k.   Other. During the Waiver Period:

          i.   The  Borrower  shall  not,  and  shall  not  permit  any  of  its
               Subsidiaries to, (i) incur Indebtedness, other than (x) Indebtedness pursuant to the Credit Agreement and the other Credit Documents, (y) accrued expenses and current accounts payable incurred in the ordinary course of business and (z) Indebtedness otherwise permitted by this Waiver, (ii) reduce the amount owed by an account debtor on an account receivable in exchange for an accelerated payment of all or a portion of such account receivable by such account debtor or any other Person or
               (iii) pay performance or related bonuses to senior management.

          ii. The Borrower shall, and shall cause its Subsidiaries to, use their respective best efforts, consistent with the proper operation of the Borrower's business under the Borrower's present circumstances, to maintain aggregate accounts payable ("Aggregate Payables") at the target level for the Waiver Period as set forth in the Business Plan (the "Target Level"); provided, however, that the Borrower shall not, and shall not permit its Subsidiaries to, use cash or other assets constituting Collateral to reduce Aggregate Payables by more than 12.5% below the Target Level for each fiscal month of the Waiver Period, measured as of the last Business Day of each such other month (or any other day during such month upon which the borrower regularly reports its Aggregate Payables); provided, further, that nothing herein shall constitute a direction to the Borrower to pay, not to pay, or to delay in paying, or otherwise to take or not to take action with respect to, one or more individual accounts payable.

     6. Application of Payments; Sharing. From and after the Waiver Effective
Date:

     a. All mandatory repayments of Loans pursuant to the terms of the Credit Agreement or this Waiver (other than payments, if any, required in order for the Borrower to comply with paragraphs 1(a) or 5(a) (iii) hereof), and all voluntary repayments that would otherwise by repayments of Term Loans, shall be applied ratably to the outstanding principal of Revolving Loans and Term Loans. All such payments so applied to Revolving Loans shall reduce the Revolving Loan Commitments by the amount of such payments (the "Commitment Reduction Amount"). All such payments so applied to Term Loans shall reduce the then remaining Scheduled Repayments in inverse order to maturity.

     b. If, on or after the expiration of the Waiver Period (as the same may be extended pursuant to the terms of the Credit Agreement), the Loans, Notes and Obligations shall have been declared, or shall have automatically become, due and payable pursuant to Section 11 of the Credit Agreement (a "Termination Event"), and (i) the outstanding principal amount of the Revolving Loans shall, by reason of repayments from and after the Waiver Effective Date, be less than (ii) the amount that would have been outstanding if all repayments of Loans from and after the Waiver Effective Date had been applied ratably to the outstanding principal amount of the Revolving Loans and the Term Loans (the excess, if any, of (ii) over (i) being the "Revolver Paydown Amount"), then each Bank holding Revolving Loans shall severally and ratably based on its Revolving Loan Commitments, purchase at par from each Bank holding Term Loans (a "Selling Bank"), a pari passu undivided assignment of such Selling Bank's Term Loans by paying to such Selling Bank an amount equal to such Selling Bank's pro rata share (based on the Term Loans held by such Selling Bank) of the Revolver Paydown Amount; provided, however, that nothing contained herein shall require a Bank to purchase or sell a pari passu undivided assignment of Term Loans to the extent that such Bank's pro rata portion of the outstanding principal amount of the Revolving Loans is equal to such Bank's pro rata portion of the outstanding principal amount of the Term Loans. All purchases and sales pursuant to this paragraph 6(b) shall be made without representation, recourse or warranty (other than customary representations concerning corporate power and authority to make such purchases and sales and related matters) pursuant to customary documentation negotiated in good faith by the Banks as soon as reasonably practicable after the occurrence of a Termination Event.

     7. Limitation; Headings. This Waiver is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document. The headings of the paragraphs of this Waiver are intended for convenience only and shall not in any way affect the meaning or construction of any provision of this Waiver.

     8. Execution; Credit Document; Co-Agent's Fees. This Waiver may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent. This Waiver shall be a "Credit Document" for all purposes of the Credit Agreement. The Borrower hereby agrees to pay the reasonable legal fees and expenses, if any, of the Co-Agents in connection with this Waiver and preceding waivers.

     9. Governing Law. This Waiver and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the State of New York for contracts made and wholly performed in that State.

     10. References to Credit Agreement. From and after the Waiver Effective Date, all references in the Credit Agreement and the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                                 Signature Page
                  Ithaca Waiver Dated as of September 1, 1996


                                             ITHACA HOLDINGS, INC.

                                             By:  Jim D. Waller
                                                ------------------------------
                                             Title:  Chairman, CEO

                                             ITHACA INDUSTRIES, INC.

                                             By:  Eric N. Hoyle
                                                ------------------------------
                                             Title:  Sr. VP

                                             BANKERS TRUST COMPANY
                                              individually and as Agent

                                             By:  Dana Klein
                                                ------------------------------
                                             Title:  Vice President

                                             CANADIAN IMPERIAL BANK OF COMMERCE
                                                acting through one or more
                                                agencies, branches or affiliates
                                                as Co-Agent.

                                             By:  [Illegible]
                                                ------------------------------
                                             Title: Authorized Signatory

                                             CIBC INC.

                                             By:  [Illegible]
                                                ------------------------------
                                             Title:  Director

                                             KLEINWORT BENSON LIMITED
                                               individually and as Co-agent

                                             By:
                                                ------------------------------
                                             Title:

                                 Signature Page
                   Ithaca Waiver Dated as of September 1, 1996

                                     FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                                     By:
                                        ------------------------------
                                     Title:

                                     FOOTHILL CAPITAL CORPORATION

                                     By:  [Illegible]
                                        ------------------------------
                                     Title:  V.P.

                                     THE FIRST NATIONAL BANK OF BOSTON

                                     By:
                                        ------------------------------
                                     Title:

                                     NATIONAL CITY BANK

                                     By:  [Illegible]
                                        ------------------------------
                                     Title:  V.P.

                                     PEARL STREET, L.P.

                                     By:  [Illegible]
                                        ------------------------------
                                     Title: Authorized Signatory

                                     THE FUJI BANK, LIMITED

                                     By:
                                        ------------------------------
                                     Title: